UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2017

GOLD TORRENT, INC.

Nevada	000-53872	06-1791524
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

960 Broadway Avenue, Suite 530, Boise, Idaho 83706
(Address of principal executive offices)

(208) 3434-1413
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 13, 2017, Gold Torrent, Inc. (the “Registrant”) entered into a Convertible Preferred Note Purchase and Investment Agreement (the “Purchase Agreement”) with CRH Mezzanine Pte. Ltd., a Singapore private limited company (the “Preferred Note Investor”) and CRH Funding II Pte. Ltd., a Singapore private limited company (the “Stream Investor”) for a $2,000,000 convertible preferred note (the “Purchase Agreement”). The Registrant also entered into an $11,250,000 Gold and Silver Prepayment Agreement (the “Streaming Agreement”) for the Registrant,s Lucky Shot gold project near Anchorage, Alaska. The Registrant received $1,900,000 proceeds from the note, net of legal expenses.

Under the terms of the Purchase Agreement, the Registrant borrowed $2,000,000 from the Preferred Note Investor evidenced by a convertible preferred note (the “Preferred Note”) which will convert into 15% of the shares of common stock of the Company on a post-money basis on the earlier of: (i) a Canadian Going Public Transaction or (ii) funding of the Streaming Arrangement and following an equity raise by the Company of $5,000,000 or more (of which $2,000,000 will include the conversion of the Preferred Note). The obligations under the Preferred Note are secured by a first priority security interest in all of the assets of the Registrant pursuant to the terms of a Security and Pledge Agreement.

In consideration for the commitments under the Purchase Agreement the Registrant issued the Preferred Note Investor share purchase warrants (the “Warrants”) exercisable to purchase two million shares of the Registrant’s common stock at an exercise price of US$0.50 per share. The Warrants expire three (3) years after the date of issuance. In conjunction with the transaction, the Registrant and the Preferred Note Investor entered into an Investor Rights Agreement which, among other things, allows the Preferred Note Investor: the right to appoint one member to the Registrant’s Board of Directors so long as the Preferred Note Investor owns at least 10% of the Registrant’s outstanding Common Stock; observer rights so long as the Preferred Note Investor owns at least 5% of the Registrant’s outstanding Common Stock; a right of first offer on certain, future non-equity financing; subscription rights for future debt and equity financings up to the Registrant’s pro rata ownership of the Registrant’s common stock; demand and piggy-back registration rights; and the obligation of the Registrant to have its securities listed on a Canadian securities exchange within twelve (12) months. The Registrant also entered into an Indemnification Agreement in favor of the Investor.

The Registrant and the Preferred Note Investor executed and delivered the Purchase Agreement and the Preferred Note and Warrants were issued in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D as promulgated by the SEC under the Securities Act.

Concurrent with the closing and funding of the convertible preferred note, the Registrant and Miranda U.S.A., Inc. (“Miranda”), a wholly-owned subsidiary of Miranda Gold Corp of Canada, executed a limited liability company operating agreement and formed Alaska Gold Torrent, LLC, an Alaska limited liability company (“Alaska Gold”) under which the Registrant owns a seventy percent (70%) undivided interest in the Lucky Shot Gold Project.

The Registrant also entered into a Gold and Silver Prepayment Agreement among the Stream Investor, the Registrant, Miranda and Alaska Gold, under which the Stream Investor will invest up to US$11,250,000 as follows:

(i)	US$6,500,000 upon satisfaction of the Tranche 1 Streaming Conditions and

(ii)	US$4,750,000 upon satisfaction of the Tranche 2 Streaming Conditions.

The obligations of Alaska Gold under the Streaming Agreement are secured by a deed of trust, and guaranteed by the Registrant.

In consideration of the $11,250,000 investment by the Stream Investor, the Alaska Gold will deliver 18% of its annual production of refined gold and silver materials until the Stream Investor has received 20,000 ounces of gold equivalent; 10% of the annual production until an additional 5,000 ounces of gold equivalent has been delivered by Alaska Gold to the Stream Investor; and 5% of the annual production thereafter if coming from the patented mining claims and 2.5% of the production coming from the unpatented mining claims of Alaska Gold. The delivery of refined gold and silver and the repayments under the Gold and Silver Prepayment Agreement shall be borne entirely from the Registrant’s interest from its Alaska Gold allocations and cash distributions. Miranda shall be entitled to receive it allocations and the resulting cash distributions using calculations that determine the after tax cash flow distributions that would have occurred on an “all equity” basis showing cash distributions and allocations assuming the financing had not occurred. The Registrant is entitled to 90% of the Alaska Gold cash flow until $10,000,000 is returned, 80% until the remainder of its investment in Alaska Gold in excess of $10,000,000 is returned and 70% thereafter.

Alaska Gold is subject to certain events of default under the Gold and Silver Prepayment Agreement including if, from the date of the Tranche 1 drawdown, Alaska Gold fails to produce at least 5,000 and deliver to the Stream Investor at least 1,000 Ounces by the 18th month; produce at least 10,000 and deliver to the Stream Investor at least 2,000 Ounces by the 24th month; produce 20,000 and deliver to the Stream Investor at least 4,000 Ounces by the 36th month; deliver to the Stream Investor at least 10,000 Ounces by the 48th month; deliver to the Stream Investor at least 19,400 Ounces by the 60th month; and deliver to the Stream Investor at least 23,900 Ounces by the 72nd month.

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. The risks and uncertainties involved include the dilution to current stockholders as a result of the potential purchase price discount offered to the Investors, as well as other risks detailed from time to time in the Registrant’s periodic filings with the Securities and Exchange Commission.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the closing, the Registrant appointed Pat Okita to its Board of Directors effective February 14, 2017. Mr. Okita’s biographical information follows below:

Patrick M. Okita, 57, Director. Mr. Okita has served as the Principal and Economic Geologist of Upstream Resources, LLG since its founding in 2000 to the present. The firm commercial, technical, scientific, and educational services and products to support partners and clients involved in natural resource management, investment, development, and assessment. Mr. Okita earned a B.S. from the University of Rochester in 1980, a M.S. from Louisiana State University in 1984, and a PhD from the University of Cincinnati in 1987.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Convertible Preferred Note Purchase and Investment Agreement

10.2	Secured Convertible Preferred Note

10.3	Series A Share Purchase Warrant

10.4	Gold and Silver Prepayment Agreement

10.5	Investor Rights Agreement

10.6	Indemnification Agreement

10.7	Security Agreement

10.8	Guarantee

99.1	Press Release dated February 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD TORRENT, INC.

Date: February 17, 2017	By:	/s/ Daniel Kunz
	Name:	Daniel Kunz
	Title:	Chairman, Chief Executive Officer